Calculation of Filing Fee Tables
S-3
Ladder Capital Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.001 par value	457(r)				0.0001531
Fees to be Paid	2	Debt	Guarantees of Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.

[2]	(a) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (b) Ladder Capital Corp may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation. (c) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[3]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.

[4]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.